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                                                                   Exhibit 11.1

                      NEOPROBE CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF NET LOSS PER SHARE

                                                        Three Months Ended                               Six Months Ended
                                                             March 31,                                       March 31,
                                                      1996              1997                          1996               1997
                                                      ----              ----                          ----               ----
Net Loss                                          ($4,398,618)      ($7,235,205)                  ($7,948,817)      ($11,961,133)

Weighted average number of
 shares outstanding:

Weighted average common shares
 outstanding beginning of period                   17,426,614        22,652,473                    17,334,800         22,586,527

Weighted average common shares
 issued during period                               2,314,091            97,240                     1,245,859            114,566
                                                  -----------------------------                   ------------------------------


Weighted average number of shares outstanding
 used in computing primary net loss per share      19,740,705        22,749,713                    18,580,659         22,701,093
                                                  =============================                   ==============================


Weighted average number of shares used in
 computing fully diluted net loss per share        19,740,705        22,749,713                    18,580,659         22,701,093
                                                  =============================                   ==============================


Earnings (Net Loss) Per Share:
 Primary                                               ($0.22)           ($0.32)                       ($0.43)            ($0.53)
                                                  =============================                   ==============================


 Fully diluted                                         ($0.22)           ($0.32)                       ($0.43)            ($0.53)
                                                  =============================                   ==============================